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Exhibit 5.1

Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063
goodwinlaw.com
+1 650 752 3100

September 12, 2018

New PennyMac Financial Services, Inc.
3043 Townsgate Road
Westlake Village, California 91361

  Re:
  Securities Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to New PennyMac Financial Services, Inc., a Delaware corporation (the "Company") in connection with the filing of a Registration Statement on Form S-4 (File No. 333-226531) (as amended or supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the offering by the Company of up to 79,213,533 shares of common stock (the "Shares"), par value $0.0001 per share, of the Company, to be issued pursuant to the Contribution Agreement and Plan of Merger, dated as of August 2, 2018 (the "Merger Agreement"), by and among PennyMac Financial Services, Inc., a Delaware corporation ("Existing PennyMac"), the Company, a wholly owned subsidiary of Existing PennyMac, New PennyMac Merger Sub, LLC, a Delaware limited liability company, Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company ("PNMAC"), and certain other parties.

        We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below and on certificates of officers of the Company.

        The opinion set forth below is limited to the Delaware General Corporation Law.

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and delivery in exchange for the issued and outstanding shares of Class A common stock of Existing PennyMac and Class A Units of PNMAC, in accordance with the terms of the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/S/ Goodwin Procter LLP
GOODWIN PROCTER LLP

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  Exhibit 5.1